Exhibit 99.1

FORTEGRA FINANCIAL CORPORATION REPORTS
FIRST QUARTER 2012 FINANCIAL RESULTS

Jacksonville, FL - May 10, 2012 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company providing distribution and administration services and insurance-related products, today reported results for the first quarter ended March 31, 2012.

•	Total revenues climbed 7.3% compared to the prior year

•	Direct and assumed written premiums increased 16.0% year-over-year to $79.2 million

•	Operating expenses were in line with expectations

•	First quarter adjusted EBITDA was $9.5 million ($0.46 per diluted share) with adjusted EBITDA margin of 34.8%

•	The Company repurchased 195,760 shares for a total cost of $1.4 million

”I am pleased to report a positive quarter as demonstrated by increased net revenues and continued operating expense discipline,” said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra. “Importantly, the cross selling of our services and products and the leveraging of our competitive advantages demonstrates the strength of our long term strategy. Additionally, we've seen significant new wins in Payment Protection, and we have generated over 100 leads since kicking off our “PLUS1” direct response marketing and cross selling initiatives. Our brokerage business posted double digit revenue growth and solid margin improvement. I firmly believe the company is well positioned to deliver shareholder value and we remain on track to achieve our financial goals for the year.”

First Quarter Results

Total revenues increased 7.3% to $58.7 million for the first quarter of 2012, compared to $54.7 million for the first quarter of 2011. Net revenues (total revenues less net losses and loss adjustment and commissions expenses) increased 2.2% to $27.4 million for the first quarter of 2012, compared to $26.8 million for the prior-year period. Operating expenses were $18.1 million, comparable to the prior year.

Net income for the first quarter 2012 was $3.5 million, or $0.17 per diluted share, compared to $3.4 million, or $0.16 per diluted share, for the quarter ended March 31, 2011. During the quarter, we experienced an increase in intangible amortization expense, equivalent to $0.02 per share, which resulted from the purchase accounting valuations of our eReinsure and Pacific Benefits Group acquisitions during 2011. Non-GAAP net income for the first quarter of 2012 was $3.7 million, or $0.18 per diluted share, compared to Non-GAAP net income of $4.3 million, or $0.20 per diluted share, for the prior-year period.

Adjusted EBITDA for the first quarter of 2012 was $9.5 million, compared to $9.0 million for the first quarter of 2011. Adjusted EBITDA margin for the first quarter of 2012 was 34.8%, compared to 33.8% for the prior-year period.

During the first quarter of 2012, Fortegra adopted Accounting Standards Update 2010-26, “Accounting for Costs Associated with Acquiring and Renewing Insurance Contracts,” effective January 1, 2012. The company adopted this new accounting standard on a retrospective basis, through which prior periods are restated to reflect the results as if this change had been effective in all periods presented. Fortegra's adoption of the new standard resulted in a $7.2 million reduction of deferred policy acquisition costs asset and a $4.7 million decrease to consolidated shareholders' equity, net of a $2.5 million deferred income tax benefit at December 31, 2011. Net income from March 31, 2011 was reduced by $0.2 million, or $0.01 per share on both a basic and diluted basis, to reflect this retrospective adoption.

Segment Results
Payment Protection
For the three months ended March 31, 2012, net revenues for the Payment Protection segment was $13.2 million, compared to $14.4 million for the prior-year period. EBITDA for the Payment Protection segment was $5.3 million for the first quarter of 2012, compared to $5.6 million for the prior-year period. EBITDA margin for the Payment Protection segment was 39.9% for the first quarter of 2012, compared to 38.9% for the prior-year period.

Business Process Outsourcing (BPO)
Net revenues for the BPO segment increased to $4.2 million for the first quarter of 2012, compared to $3.6 million for the first quarter of 2011. EBITDA for the BPO segment was $1.1 million for the first quarter of 2012, compared to $0.9 million for the prior-year period. EBITDA margin for the BPO segment was 25.5% for the first quarter of 2012, compared to 26.5% for the prior-year period.

Brokerage
Net revenues for the Brokerage segment increased 12.7% to $10.0 million for the first quarter of 2012 compared to $8.9 million in the first quarter of 2011. EBITDA for the Brokerage segment was $2.9 million for the first quarter of 2012, compared to $2.1 million for the prior-year period. EBITDA margin for the Brokerage segment was 29.3% for the first quarter of 2012, compared to 23.3% for the prior-year period.

Balance Sheet
Total invested assets and cash and cash equivalents amounted to $116.3 million as of March 31, 2012 compared to $127.1 million as of December 31, 2011. Cash and cash equivalents decreased to $18.7 million from $31.3 million as of December 31, 2011. Unearned premiums were $221.1 million as of March 31, 2012 compared to $227.9 million as of December 31, 2011. Total debt outstanding as of March 31, 2012 increased to $109.7 million compared to $108.0 million as of December 31, 2011. Stockholder's equity increased to $130.3 million as of March 31, 2012 compared to $127.6 million as of December 31, 2011.

In November 2011, the Company's Board of Directors approved a share repurchase program for up to $10 million. During the first quarter of 2012, the Company repurchased 195,760 shares at a total cost of $1.4 million. Since inception and through April 30, 2012, the Company repurchased 722,259 shares for a total cost of $4.4 million. Approximately $5.6 million remains available in the repurchase program.

Conference Call Information
Fortegra's executive management will host a conference call to discuss its first quarter 2012 results tomorrow, Friday, May 11, 2012 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website: http://www.fortegra.com. A replay of the call will be available beginning May 11, 2012 at 11:30 a.m. ET and ending on May 18, 2012 11:59 p.m. ET on the company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The passcode for the replay is 392799.

Statistical Supplement
In addition, the company has provided a statistical supplement which can be accessed through the “Investor Relations” section of Fortegra's website at: http://www.fortegra.com

About Fortegra
Fortegra Financial Corporation is an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies in the United States. It sells services and products directly to businesses rather than directly to consumers. Fortegra's brands include: Life of the South, Consecta, Bliss & Glennon (B&G), eReinsure (eRe), Motor Clubs, Pacific Benefits Group (PBG), Universal Equipment Recovery Group (UERG), and South Bay Acceptance Corporation (SBAC).

Use of Non-GAAP Financial Information
Fortegra presents certain additional financial measures related to its Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. Fortegra presents these Non-GAAP measures to provide investors with additional information to analyze Fortegra's performance from period to period.  Management also uses these measures to assess performance for Fortegra's segments and to allocate resources in managing Fortegra's businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that Fortegra reports in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

We present EBITDA and Adjusted EBITDA in this Earning Release to provide investors with a supplemental measure of our operating performance and, in the case of Adjusted EBITDA, information utilized in the calculation of the financial covenants under our revolving credit facility and in the determination of compensation. EBITDA, as used in this Earnings Release is defined as net income before interest expense, income taxes, non-controlling interest and depreciation and amortization. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA, as used in this Earnings Release, means "Consolidated Adjusted EBITDA" as that term is defined under our revolving credit facility, which is generally consolidated net income before consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated tax expense, in each case as defined more fully in the agreement governing our revolving credit facility. The other items excluded in this calculation include, but are not limited to, specified acquisition costs and unusual or non-recurring charges. The calculation below does not give effect to certain additional adjustments that are permitted under our revolving credit facility which, if included, would increase the amount reflected in this table.

We believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in industries similar to ours. Adjusted EBITDA is also used by management to measure operating performance and by investors to measure a company's ability to service its debt and other cash needs. Management believes the inclusion of the adjustments to EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States, or U.S. GAAP. Accordingly, they should not be used as an indicator of, or alternative to, net income as a measure of operating performance. Although we use EBITDA and Adjusted EBITDA as measures to assess the operating performance of our business, EBITDA and Adjusted EBITDA have significant limitations as analytical tools because they exclude certain material costs. For example, they do not include interest expense, which has been a necessary element of our costs. Since we use capital assets, depreciation expense is a necessary element of our costs and ability to generate service revenues. In addition, the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of this measure. EBITDA and Adjusted EBITDA also do not include the payment of taxes, which is also a necessary element of our operations. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegra.com.

Contacts:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Revenues:
Service and administrative fees	$9,340	$9,116
Brokerage commissions and fees	9,520	7,867
Ceding commission	7,064	8,158
Net investment income	743	941
Net realized (losses) gains	(3)	95
Net earned premium	31,972	28,437
Other income	72	82
Total revenues	58,708	54,696
Net losses and loss adjustment expenses	11,266	9,373
Commissions	20,039	18,517
Net Revenues	27,403	26,806

Expenses:
Personnel costs	11,272	10,781
Other operating expenses	6,680	7,157
Stock based compensation expense	179	268
Depreciation	738	583
Amortization of intangibles	1,482	1,052
Interest expense	1,652	2,031
Total expenses	22,003	21,872
Income before income taxes and non-controlling interest	5,400	4,934
Income taxes	1,919	1,681
Income before non-controlling interest	3,481	3,253
Less: net income (loss) attributable to non-controlling interest	18	(174)
Net income	$3,463	$3,427

Earnings per share:
Basic	$0.17	$0.17
Diluted	$0.17	$0.16
Weighted average common shares outstanding:
Basic	19,904,819	20,464,592
Diluted	20,739,196	21,668,333

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share Amounts)

	March 31, 2012	December 31, 2011
Assets:
Investments:
Fixed maturity securities available-for-sale at fair value (amortized cost of $90,901 at March 31, 2012 and $92,311 at December 31, 2011)	$92,843	$93,509
Equity securities available-for-sale at fair value (cost of $3,786 at March 31, 2012 and $1,203 at December 31, 2011)	3,793	1,219
Short-term investments	970	1,070
Total investments	97,606	95,798
Cash and cash equivalents	18,676	31,339
Restricted cash	18,959	14,180
Accrued investment income	927	929
Notes receivable	3,802	3,603
Other receivables	47,982	29,275
Reinsurance receivables	186,421	194,740
Deferred acquisition costs	52,517	55,467
Property and equipment, net	16,591	15,529
Goodwill	103,291	103,291
Other intangibles, net	52,928	54,410
Other assets	5,709	5,943
Total assets	$605,409	$604,504

Liabilities:
Unpaid claims	$32,497	$32,583
Unearned premiums	221,059	227,929
Policyholder account balances	27,565	28,040
Accrued expenses, accounts payable and other liabilities	42,483	35,581
Deferred revenue	17,617	20,781
Note payable	74,700	73,000
Preferred trust securities	35,000	35,000
Deferred income taxes	24,207	24,006
Total liabilities	475,128	476,920

Stockholders' Equity:
Preferred stock, par value $0.01; 10,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 150,000,000 shares authorized; 20,620,773 and 20,561,328 shares issued at March 31, 2012 and December 31, 2011, respectively, including shares in treasury	206	206
Treasury stock, at cost; 711,892 shares and 516,132 shares at March 31, 2012 and December 31, 2011, respectively	(4,122)	(2,728)
Additional paid-in capital	96,378	96,199
Accumulated other comprehensive loss, net of tax	(1,324)	(1,754)
Retained earnings	38,613	35,150
Stockholders' equity before non-controlling interest	129,751	127,073
Non-controlling interest	530	511
Total stockholders' equity	130,281	127,584
Total liabilities and stockholders' equity	$605,409	$604,504

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Net Revenue
Payment Protection	$13,175	$14,351
BPO	4,205	3,564
Brokerage	10,023	8,891
Total net revenue	27,403	26,806

Operating Expenses
Payment Protection	7,913	8,768
BPO	3,133	2,619
Brokerage	7,085	6,819
Total Operating Expenses	18,131	18,206

EBITDA
Payment Protection	5,262	5,583
BPO	1,072	945
Brokerage	2,938	2,072
Total EBITDA	9,272	8,600

Depreciation and amortization
Payment Protection	849	953
BPO	503	240
Brokerage	868	442
Total depreciation and amortization	2,220	1,635

Interest Expense
Payment Protection	1,012	1,526
BPO	267	63
Brokerage	373	442
Total interest expense	1,652	2,031

Income before income taxes and non-controlling interest
Payment Protection	3,401	3,104
BPO	302	642
Brokerage	1,697	1,188
Total income before income taxes and non-controlling interest	5,400	4,934
Income taxes	1,919	1,681
Less: net income (loss) attributable to non-controlling interest	18	(174)
Net income	$3,463	$3,427

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
ADJUSTED EBITDA
(All Amounts in Thousands)

	For the Years Ended
	March 31, 2012	March 31, 2011
Net income	$3,463	$3,427
Depreciation	738	583
Amortization of intangibles	1,482	1,052
Interest expense	1,652	2,031
Income taxes	1,919	1,681
Net income (loss) attributable to non-controlling interest	18	(174)
EBITDA	9,272	8,600
Transaction costs (a)	97	181
Stock-based compensation expense	179	268
Adjusted EBITDA	$9,548	$9,049

EBITDA Margin	33.8%	32.1%
Adjusted EBITDA Margin	34.8%	33.8%

(a) Represents transaction costs associated with acquisitions.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET INCOME
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Years Ended
	March 31, 2012		March 31, 2011
Net income	$3,463		$3,427
Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions (1)	97		181
Stock-based compensation	115		177
Retirement of debt (1)	—	4	546
Total Non-GAAP adjustments, net of tax	212		904
Net income - Non-GAAP basis	$3,675		$4,331

GAAP Earnings per share - basic	$0.17		$0.17
Non-GAAP adjustments, net of tax	0.01		0.04
Non-GAAP Earnings per common share - basic	$0.18		$0.21

GAAP Earnings per share - diluted	$0.17		$0.16
Non-GAAP adjustments, net of tax	0.01		0.04
Non-GAAP Earnings per common share - diluted	$0.18		$0.20

Weighted average common shares outstanding:
Basic	19,904,819		20,464,592
Diluted	20,739,196		21,668,333

(1) Adjustments not tax effected